UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 14, 2005
Janus Capital Group Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)
151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code
(303) 691-3905
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Janus Capital Group Inc. (“Janus”) has adopted a stock trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934 to facilitate the ongoing repurchase of Janus common stock under Janus’ previously-announced stock repurchase program.
A 10b5-1 plan permits a company to repurchase its common stock during times when it would not normally be in the market due to possible possession of nonpublic information. A broker will have the authority to repurchase Janus shares in accordance with the specific prearranged terms of the plan, without further direction from Janus, during Janus’ trading blackout period that exists prior to its third quarter earnings release.
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: September 14, 2005	By:	/s/ David R. Martin
Executive Vice President and Chief Financial Officer

2